Exhibit 10.9

Artesyn Technologies, Inc.
2000 Performance Equity Plan

(As Amended and Restated Effective March 8, 2004)

ARTICLE 1. INTRODUCTION.

          The purpose of the Plan is to promote the long-term success of the Company and its subsidiaries, as well as the creation of stockholder value, by (a) encouraging Employees and Consultants to focus on critical long-range objectives, (b) attracting and retaining Employees and Consultants with exceptional qualifications and (c) linking Employees and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for stock-based Awards in the form of Options, Stock Appreciation Rights, Restricted Stock, Performance Awards and Stock Units, as well as providing for other long-term performance awards related to the Company’s stock or its stock performance. The Plan is further intended to enable cash incentive awards to qualify as performance-based for purposes of the tax deduction limitations under Section 162(m) of the Code.

          This is an amendment and restatement of the Plan effective March 8, 2004, subject to the approval of the Company’s stockholders. With respect to Awards granted prior to March 8, 2004, the provisions of the Plan as in effect prior to this amendment and restatement shall continue to govern. In the event that the Company’s stockholders do not approve this amendment and restatement of the Plan, the Plan as in effect prior to this amendment and restatement shall remain in full force and effect in accordance with its terms.

          The Company previously adopted the 1990 Performance Equity Plan (restated as of March 11, 1997) (the “Prior Plan”). Awards granted under the Prior Plan prior to the effective date of this Plan (the “Prior Awards”) shall not be affected by the adoption or restatement of this Plan, and the Prior Plan shall remain in effect following the effective date to the extent necessary to administer the Prior Awards.

          The Plan shall be governed by, and construed in accordance with, the laws of the State of Florida (excluding their choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

          2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more Directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

          (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

          (b) Such requirements as the Internal Revenue Service may establish for Outside Directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

          2.2 Committee Responsibilities. The Committee shall have the discretion to (a) select the Employees and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons. The Committee may make any other provision in individual Awards, including provisions for dispute resolution, that the Committee deems appropriate. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code, may select and grant Awards to Holders who are subject to Section 16 of the Exchange Act or are “Covered Employees” (within the meaning of the definition of such term under Section 162(m) of the Code and any applicable regulations). The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice. In the event of such allocation or delegation of authority, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee.

          2.3 Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority is delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, conferred in a separate agreement with the

Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

          3.1. Basic Limitations. Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of shares of Common Stock issued under the Plan shall not exceed 4,400,000 shares. No more than 4,400,000 shares of Common Stock may be issued under the Plan as Incentive Stock Options. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 11.

          3.2 Shares Subject to Terminated Awards (Including Prior Awards). Common Stock covered by any unexercised portions of terminated Options or Stock Appreciation Rights (including canceled Options or Stock Appreciation Rights) granted under Article 5, Common Stock subject to any Awards that are forfeited, and Common Stock subject to any Awards that are otherwise surrendered by the Holder may again be subject to new Awards under the Plan. In addition, Common Stock covered by any unexercised portions of terminated Prior Awards (including canceled Prior Awards), or Prior Awards which are otherwise surrendered by the Holder, may again be subject to new awards under this Plan. Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder. In the event of the exercise of Stock Appreciation Rights not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE 4. ELIGIBILITY.

          4.1 Awards Generally. Except as provided in Section 4.2, Employees and Consultants shall be eligible for Awards under the Plan. The designation of an individual to receive awards or grants under one portion of the Plan does not require the Committee to include such Holder under other portions of the Plan. In order to be eligible to participate in the deferral arrangements described in Section 9.3(c), (d) or (e), an individual must be specifically designated by the Committee as an Holder for purposes of those provisions.

          4.2 Incentive Stock Options. Only Employees of the Company, a Parent, or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied.

          4.3 Prospective Employees. For purposes of this Article 4, the term “Employee” shall include a prospective Employee who holds an outstanding offer of regular employment on specific terms from the Company, a Parent or a Subsidiary. If an ISO is granted to a prospective Employee, the date when his or her service as an Employee commences shall be deemed to be the date of grant of such ISO for all purposes under the Plan (including, without limitation, Section 5.1(c)). No Award granted to a prospective Employee shall become exercisable or vested unless and until his or her service as an Employee commences.

          4.4 Limitations on Annual Awards. Subject to adjustment in accordance with Article 11, in any calendar year, no Holder shall be granted Awards in respect of more than 500,000 shares of Common Stock (whether through grants of Options, Stock Appreciation Rights or any other Awards under this Plan) and $2,000,000 in cash.

ARTICLE 5. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

          5.1 Option Awards.

          (a) Award Agreement. Each grant of an Option under the Plan shall be evidenced by a written Award Agreement between the Holder and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are consistent with the Plan. The Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Award Agreements entered into under the Plan need not be identical.

          (b) Number of Shares. Each Award Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 11.

          (c) Exercise Price. Each Award Agreement shall specify the Exercise Price; provided that, except as otherwise provided in Section 11.4 in the case of Options granted to replace stock options issued by acquired companies, the Exercise Price per share shall in no event be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant. In the case of an NSO, an Award Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

          (d) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted, or (b) authorize an Holder to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

          (e) Transferability. Unless otherwise authorized by the Committee, an Option shall not be transferable by the Holder otherwise than by will or by the laws of descent and distribution. The Committee may, in the manner established by the Committee, allow for the transfer without payment of consideration, of a NSO by an Holder to a member of the Holder’s immediate family or to a trust or partnership whose beneficiaries are members of the Holder’s immediate family. In such case, the Option shall be exercisable only by such transferee. For purposes of this provision, an Holder’s “immediate family” shall mean the Holder’s spouse, children and grandchildren.

          (f) Incentive Stock Option Share Limitation. No Holder may be granted ISOs under the Plan (or any other plans of the Company and its Subsidiaries) that would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

          (g) Deferral of Stock Option Gains. Stock Option Gains with respect to NSOs granted under this Plan may be deferred in accordance with Section 9.3 by any Holder who is designated by the Committee as eligible to participate in such deferral arrangement.

          5.2 Stock Appreciation Rights.

          (a) Stock Appreciation Right Awards. The Committee is authorized to grant to any Holder one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Holder. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of NSOs, subsequent to, the grant to such Holder of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Holder shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 5.2(c).

          (b) Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Exercise Price of the related Option.

          (c) Payment of Incremental Value. Any payment which may become due from the Company by reason of an Holder’s exercise of a Stock Appreciation Right may be paid to the Holder as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Holder shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

          (d) Deferral of Certain Stock Appreciation Rights. In the case of Stock Appreciation Rights that are payable solely in shares of Common Stock, the shares of Common Stock issuable upon the exercise thereof may be deferred in accordance with Section 9.3 by any

Holder who is designated by the Committee as eligible to participate in such deferral arrangement.

ARTICLE 6. TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

          6.1 Conditions on Exercise. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

          6.2 Duration of Options and Stock Appreciation Rights.

          (a) Termination Events. Unless otherwise provided by the Committee in the applicable Award Agreement, Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

          (i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

          (ii) Termination of the Award in the event of an Holder’s disability, retirement, death or other termination of service as provided in the Award Agreement; or

          (iii) Ten years from the Date of Grant; or

          (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

          (b) Acceleration or Extension of Exercise Time. Subject to the limit under Section 6.2(a)(iii), the Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

          6.3 Exercise Procedures. Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Committee may establish or approve from time to time. The Exercise Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Holder pursuant to the Award Agreement; provided, however, that the Board may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) shares of Common Stock held by the Holder for at least six months or (b) any combination of cash and Common Stock or (c) any other consideration that the Board deems appropriate and in compliance with applicable law. In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Exercise Price, the part of the Exercise Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair

Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Holder may not transfer to the Company in satisfaction of the Exercise Price any fractional share of Common Stock. Any part of the Exercise Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Exercise Price upon the exercise of any Option shall be held as treasury shares.

          6.4 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this Section 6.4 shall not be applicable to any Options or Stock Appreciation Rights granted to an Holder if any Change in Control results from such Holder’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE 7. RESTRICTED STOCK

          7.1 Restricted Stock Grants. The Committee may make grants of Restricted Stock to Holders. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Holder, stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Holder, shall become an Award Agreement between the Company and the Holder. Restricted Stock may be awarded by the Committee at its discretion without cash consideration.

          7.2 Transferability. No shares of Restricted Stock may be sold, assigned, transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Holder is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits an Holder’s right to make such transfers), pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares, as set forth in the Holder’s Award Agreement, have lapsed or been removed pursuant to Section 7.4 below.

          7.3 Rights as a Stockholder. Upon the acceptance by an Holder of an Award of Restricted Stock, such Holder shall, subject to the restrictions set forth in the Award, have all the rights of a stockholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates, if any, representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and Holder’s Award Agreement. Such certificates may be held in custody by the Company until the lapse of the restrictions on the Restricted Stock.

          7.4 Terms and Conditions of Award. Each Award of Restricted Stock shall be subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Holder of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. With respect to performance-based Awards of

Restricted Stock intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Restricted Stock granted to Employees to whom such Section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement. Such Restricted Stock Awards may provide for, without limitation, the lapsing of such restrictions as a result of the disability, death or retirement of the Holder. Notwithstanding the provisions of Section 7.2 above, the Committee may at any time, at its sole discretion, modify or extend Awards of Restricted Stock or accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

          7.5 Change in Control. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions with respect to Awards of Restricted Stock outstanding on the date of such Change in Control shall lapse upon such Change in Control. The provisions of this Section 6.4 shall not be applicable to any Options or Stock Appreciation Rights granted to an Holder if any Change in Control results from such Holder’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock.

ARTICLE 8. PERFORMANCE AWARDS

          8.1. Performance Awards.

          (a) Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Holders. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, other Awards made under this Plan. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

          (b) Performance Targets. The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of an Holder as may be established by the Committee in its discretion. With respect to Performance Awards intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, the targets will be limited to specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Holder receiving a Performance

Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to Employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

          (c) Earning Performance Awards. The Committee, at or as soon as practicable after the date of grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets.

          (d) Payment of Earned Performance Awards. Subject to the requirements of Article 13, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

          8.2. Terms of Performance Awards. Unless otherwise provided by the Committee in the applicable Award Agreement, the following terms shall apply to Performance Awards granted under the Plan.

          (a) Termination of Employment. Unless otherwise provided below, in the case of an Holder’s termination of employment prior to the end of an Award Period, the Holder will not have earned any Performance Awards.

          (b) Retirement, Death or Disability. If an Holder’s termination of employment is due to Retirement, death or disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Holder or the Holder’s personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (c).

          (c) Pro-Rata Payment. The amount of any payment made to an Holder whose employment is terminated by Retirement, death or disability (under circumstances described in Subsection (b)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Holder was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to an Holder whose employment is terminated prior to the end of an Award Period under this Section 8.2 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion.

          (d) Other Events. Notwithstanding anything to the contrary in this Article 8, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to an Holder who has terminated employment prior to the end of an Award

Period under certain circumstances (including the death, disability or Retirement of the Holder or the occurrence of a Change in Control) and subject to such terms and conditions as the Committee shall deem appropriate.

ARTICLE 9. OTHER STOCK-BASED AWARDS

          9.1. Grant of Other Stock-Based Awards. Other stock-based awards, consisting of stock purchase rights, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other terms and conditions of the Awards. Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Holder, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

          9.2. Terms of Other Stock-Based Awards. In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article 9 shall be subject to the following:

          (a) Any Common Stock subject to Awards made under this Article 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (b) If specified by the Committee in the Award Agreement, the recipient of an Award under this Article 9 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award.

          (c) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Change in Control or in the event of a termination of employment prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

          (d) With respect to performance-based Awards of Stock Units intended to qualify for deductibility under the “performance-based” compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Stock Units granted to Employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

          9.3 Stock Unit Awards.

          (a) In General. Without limiting the generality of the foregoing provisions of this Article 9, and subject to such terms, limitations and restrictions as the Committee may impose, Holders designated by the Committee as Holders for purposes of this Section 9.3 may receive Awards of Stock Units: (i) as Restricted Stock Unit Awards in lieu of or in addition to other Awards under the Plan, (ii) in connection with the deferral of Stock Option Gains, (iii) in connection with the deferral of restricted stock (whether granted under this Plan or any other plan sponsored by the Company) and (iv) in connection with the deferral of stock appreciation rights payable solely in shares of Common Stock (whether granted under this Plan or any other plan sponsored by the Company). The Committee shall establish rules and regulations governing the deferrals and the Stock Unit Awards under any such arrangement as may be established.

          (b) Restricted Stock Unit Awards. The Committee may grant Restricted Stock Unit Awards representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Holder and/or the achievement of performance or other objectives. Restricted Stock Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Holders. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Holder shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award. Upon the lapse or release of all restrictions with respect to a Restricted Stock Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Holder, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Holder. A Holder’s Restricted Stock Unit Award shall not be contingent on any payment by or consideration from the Holder other than the rendering of services. Notwithstanding anything contained in this Section 9.3(b) to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Holder or the occurrence of a Change in Control) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Stock Units) as the Committee shall deem appropriate.

          (c) Deferral of Stock Option Gains. Subject to such timing rules as the Committee may establish, an Holder may irrevocably elect to defer receipt of all or any portion of Stock Option Gains and receive a credit under his or her Stock Unit Account of an equivalent number of Stock Units in accordance with such limitations, terms and conditions as the Committee may determine. Any such deferral election must occur in a time period designated by the Committee from time to time. Nothing in this Section 9.3(c) of the Plan shall be interpreted to permit an Holder to exercise any stock option to the extent such stock option is not vested or is not otherwise exercisable in accordance with the applicable plan and agreement. A Holder’s election to defer Stock Option Gains shall only apply to stock option exercises in connection with which the Holder, in accordance with the applicable plan and agreement, pays the total amount of the exercise price of such stock option by the delivery (or deemed delivery) of shares of Common Stock held by the Holder for at least the period of time required by the applicable plan and agreement.

          (d) Deferral of Restricted Stock. Subject to such timing rules as the Committee may establish, an Holder may irrevocably elect to defer receipt of all or any number of shares of restricted stock (whether granted under this Plan or any other plan sponsored by the Company) and receive a credit under his or her Stock Unit Account of an equivalent number of Stock Units. Any such deferral election must be made in a time period designated by the Committee from time to time. If an Holder elects to defer all or a portion of a restricted stock award that has previously been granted, the Holder shall transfer the restricted stock subject to such restricted stock award to the Company. Upon such transfer, the restricted stock shall be canceled by the Company and held as treasury stock, and shall no longer be considered outstanding shares. The Stock Units credited to an Holder’s Stock Unit Account with respect to a deferral of shares of restricted stock shall vest and shall be forfeited subject to the same terms and conditions as were applicable to the original restricted stock. The number of Stock Units credited to an Holder’s Stock Unit Account shall be reduced by the number of Stock Units so forfeited.

          (e) Deferral of Stock Appreciation Rights. The Committee may, in its discretion, permit Holders to defer receipt of shares of Common Stock issuable upon the exercise of stock appreciation rights payable solely in Common Stock (whether granted under this Plan or any other plan sponsored by the Company), in accordance with such restrictions, terms and conditions as the Committee shall determine.

          (f) Dividend Equivalents. A Holder’s Stock Unit Account shall be credited with a number of Stock Units equal in value to the amount of any cash dividends or stock distributions that would be payable with respect to such Stock Units had such Stock Units been outstanding shares of Common Stock (“dividend equivalents”). The number of Stock Units credited with respect to cash dividends shall be determined by dividing the amount of cash dividends that would be payable by the Fair Market Value of Common Stock as of the date such cash dividends would be payable. Dividend equivalents credited to an Holder’s Stock Unit Account that are attributable to Stock Units that are subject to vesting and forfeiture restrictions as a result of a deferral of receipt of restricted stock shall be forfeited at such time as any such underlying Stock Units are forfeited.

          (g) Distribution of Stock Units. The Stock Units in an Holder’s Stock Unit Account shall be distributed, or commence to be distributed, to the Holder only in the form of Common Stock (with fractional shares being payable in cash) at such time and under such method as shall be provided in the applicable Award Agreement. A Holder shall be entitled to receive a distribution of one share of Common Stock for each Stock Unit credited to his or her Stock Unit Account and cash equal to the Fair Market Value of any fractional Stock Unit credited to his or her Stock Unit Account. Such distribution shall occur at such time, and subject to such terms and conditions, as may be specified in the applicable Award Agreement or as may be otherwise determined by the Committee.

ARTICLE 10. SHORT-TERM CASH INCENTIVE AWARDS

          10.1. Eligibility. Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article 10.

          10.2. Awards.

          (a) Performance Targets. For each fiscal year of the Company, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

          (b) Amounts of Awards. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Holders’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Holders if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

          (c) Payment of Awards. Awards will be payable to Holders in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

          (d) Negative Discretion. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Holders, to reduce or eliminate the award that would be otherwise paid.

          (e) Guidelines. The Committee shall adopt from time to time written policies for its implementation of this Article 10. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

          (f) Non-Exclusive Arrangement. The adoption and operation of this Article 10 shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Holders hereunder as the Board or Committee, as the case may be, deems appropriate and in the best of the Company.

ARTICLE 11. PROTECTION AGAINST DILUTION.

          11.1 Adjustments. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Common Stock, a declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock, a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such equitable adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number and kind of securities available for future Awards under Article 3, (b) the limitations set forth in Section 4.4 or (c) the number and kind of securities subject to outstanding Awards and the Exercise Price under each outstanding Option. Except as provided in this Article 11, an Holder shall have no right by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock in any class.

          11.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Holder as soon as practicable prior to the effective date of such proposed transaction. The Committee at its discretion, may provide for an Holder to have the right to exercise his or her Options and receive payment of other Awards to the extent determined by the Committee until 10 days prior to such transaction as to some or all of the Common Stock covered thereby, including Common Stock as to which the Options would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase options applicable to any shares of Common Stock purchased upon exercise of an Option shall lapse as to some or all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent not previously exercised or paid, Awards shall terminate immediately prior to the consummation of such proposed action.

          11.3 Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving corporation), for their assumption by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

          11.4 Awards for Acquired Companies. After any merger, consolidation, reorganization, stock or asset purchase or similar transaction in which the Company or a Subsidiary shall be the surviving corporation, the Committee may grant Options under the provisions of the Plan, pursuant to Section 424 of the Code or as is otherwise permitted under the Code, in full or partial replacement of or substitution for stock options granted under a plan of another party to the transaction whose shares of stock subject to the old options may no longer be issued following the transaction. The manner of application of the foregoing provisions to such options and any appropriate adjustments in the terms of such awards shall be determined by the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any awards. The foregoing shall not be deemed to preclude the Company from assuming or substituting for stock options of acquired companies other than pursuant to this Plan.

ARTICLE 12. LIMITATION ON RIGHTS.

          12.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Consultant at any time, with or without cause, subject to applicable laws, the Company’s Certificate of Incorporation and By-Laws and a written Employment Agreement (if any).

          12.2 Stockholders’ Rights. A Holder shall have no dividend rights, voting rights or other rights as a stockholder with respect to any shares of Common Stock covered by his or her Award prior to the time when a stock certificate for such Common Stock is issued or, in the case of an Option, the time when he or she become entitled to receive such shares of Common Stock by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan or in the applicable Award Agreement.

          12.3 Regulatory Requirements. Any other provision of the Plan, notwithstanding the obligation of the Company to issue shares of Common Stock under the Plan, shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Stock, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

          12.4 Surrender or Substitution of Awards. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve. With the consent of the Holder, the Committee may substitute a new Award under this Plan in connection with the surrender by the Holder of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that no such substitution shall be permitted without the approval of the Company’s stockholders in the event that such substitution would be considered a “repricing” under the rules of any stock exchange or market quotation system on which the Common Stock is listed. Notwithstanding the foregoing, if the Company elects or otherwise is required to expense the cost of Options for accounting purposes, the Committee shall have the ability to substitute, without the consent of the Holder, Stock Appreciation Rights payable only in Common Stock for outstanding Options; provided, the terms of the substituted Stock Appreciation Rights Awards are the same as the terms for the Options and the difference between the Fair Market Value of the underlying shares and the Exercise Price of the Stock Appreciation Rights is equivalent to the difference between the Fair Market Value of the underlying shares and the Exercise Price of the Options. Any such substitution shall be subject to the approval of the Company’s stockholders if it would be considered a “repricing” under the rules of any stock exchange or market quotation system on which the Common Stock is listed. If this provision creates adverse accounting consequences for the Company, it shall be considered void and of no further effect.

          12.5 Forfeiture of Awards Upon Violation of Restrictive Covenants. This Section 12.5 shall apply to all Awards granted under this Plan except to the extent that the applicable Award Agreement provides otherwise. Notwithstanding any provision in this Plan to the contrary, in any instance where the rights of the Holder of an Award granted under the Plan extend past the date of termination of the Holder’s employment, all of such rights shall immediately and automatically terminate and be forfeited if, in the determination of the Committee, the Holder at any time during a twenty-four (24)-month period following his or her termination of employment, directly or indirectly, either (a) personally or (b) as an employee, agent, partner, stockholder, officer or director of, consultant to, or otherwise of any entity or person engaged in any business in which the Company or any of its Subsidiaries is engaged, or is actively proposing to engage at the time of such termination of employment, engages in conduct that breaches his or her duty of loyalty to the Company or any of its Subsidiaries or that is in material competition with the Company or any of its Subsidiaries or is materially injurious to the Company or any of its Subsidiaries, monetarily or otherwise, which conduct shall include, but not be limited to: (i) disclosing or using any confidential information pertaining to the Company or any of its subsidiaries; (ii) any attempt, directly or indirectly, to induce any employee of the Company or any of its Subsidiaries to be employed or perform services elsewhere; or (iii) any attempt, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any or its Subsidiaries; or (iv) disparaging the Company or any of its Subsidiaries or any of their respective officers or directors. The determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section shall be made by the Committee, in its discretion, and shall be final and binding upon the holder. A determination that any particular conduct, action or failure falls outside the scope of activities contemplated by this Section shall not imply that, or be determinative of whether, such conduct, action or failure is otherwise lawful or appropriate. For purposes of this paragraph, an Holder shall not be deemed to be a stockholder of a competing entity if the Holder’s record and beneficial ownership of equity securities of such entity amounts to not more than one percent (1%) of the outstanding equity securities of any company subject to the periodic and other reporting requirements of the Exchange Act. In the event the existence of any circumstance which would trigger the forfeiture of an Award pursuant to this Section 12.5 but for the fact that such Award has previously been converted into or exercised for other securities of the Company (e.g., upon the exercise of Options), or converted into cash or other property (e.g., upon the sale by or for the account of the Holder of Common Stock acquired by him or her upon the exercise of Options), whether before or after the termination of employment, then, in such event, such securities, or cash or other property, as the case may be, shall be deemed to be held in trust for the Company and shall be promptly paid over to the Company upon demand (net of any amounts that may have been theretofore actually paid by the Holder to the Company in respect thereof (e.g., as the cash exercise price of an Option). By virtue of his or her acceptance of the Award under the Plan, the Holder shall be irrevocably deemed to have agreed to be bound by the provisions of this Section 12.5. The Company shall be entitled to injunctive relief, in addition to any other remedies that it may have, in the event of any breach by the Holder of this Section 12.5.

          12.6 Limitation on Transfer. Except as may be provided in the applicable Award Agreement, and subject to the provisions of Section 5.1(e) (with regard to Options) and Section 7.2 (with regard to Restricted Stock Awards), an Holder’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution and, during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan. The Holder’s designated beneficiary may exercise the Holder’s rights to the extent they are exercisable under the Plan following the death of the Holder.

ARTICLE 13. WITHHOLDING OF TAXES AND MISCELLANEOUS PROVISIONS.

          13.1 General. To the extent required by applicable federal, state, local or foreign law, an Holder or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

          13.2 Share Withholding. The Committee may permit an Holder to satisfy all or part of his or her minimum withholding or income tax obligations by having the Company withhold all or a portion of any Common Stock that otherwise would be issued to him or her or by delivering (or being deemed to have delivered) all or a portion of any Common Stock that he or she previously acquired. Such Common Stock shall be valued at its Fair Market Value as of the date when taxes otherwise would be withheld in cash.

          13.3 Common Stock Certificates. Notwithstanding anything to the contrary contained in the Plan, whenever certificates representing shares of Common Stock subject to an Award are required to be delivered pursuant to the terms of the Plan, the Company may in lieu of such delivery requirement comply with the provisions of Section 607.0626 of the Florida Business Corporation Act. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          13.4 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to an Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company. However, the Company may, in its discretion, establish one or more vehicles for payment of its obligations under this Plan, including a trust, known as a “rabbi trust,” for use in funding the benefits under the Plan with a trustee to be selected by the Company in accordance with a trust agreement meeting the requirements of Rev. Proc. 92-64, as it may be amended or supplemented in the future.

ARTICLE 14. FUTURE OF THE PLAN.

          14.1 Term of the Plan. The Plan shall remain in effect until it is terminated under Section 14.2, except that no Awards shall be granted after August 27, 2010.

          14.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only (a) if the amendment increases the number of shares of Common Stock which are available pursuant to the Plan (except as provided in Article 3), (b) to the extent required by applicable laws, regulations or rules (including rules of the applicable stock exchange or market quotation system on which the Common Stock is listed), or (c) as to the extent necessary to maintain compliance with Section 162(m) of the Code (or any successor to such Section). No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 15. DEFINITIONS.

          15.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 80% of such entity.

          15.2 “Award” means any award of an Option, Stock Appreciation Rights, Restricted Stock, Performance Award, Stock Unit or short-term cash incentive Award under the Plan.

          15.3 “Award Agreement” means a written agreement between the Company and an Holder or a written acknowledgment from the Company to an Holder specifically setting forth the terms and conditions of an Award granted under the Plan.

          15.4 “Award Period” means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

          15.5 “Board” means the Company’s Board of Directors, as constituted from time to time.

          15.6 “Change in Control” means the occurrence of any of the following:

          (a) The consummation of any of the following transactions: (i) any merger, recapitalization or other business combination of the Company with or into another corporation, or an acquisition of securities or assets by the Company, pursuant to which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities of another corporation or other property, other than a transaction in which the holders of Common Stock immediately prior to such transaction (including any preliminary or other transactions relating to such transaction) will continue to own at least 50% of the total voting power of the then-outstanding securities of the surviving or continuing corporation immediately after such transaction, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (iii) the liquidation or dissolution of the Company, except in connection with the voluntary or involuntary declaration of bankruptcy or insolvency under applicable Federal and/or state law; or

          (b) A transaction in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, an Affiliate of the Company, or any profit-sharing, employee ownership or other employee benefit plan or similar plan sponsored by the Company or any of its Subsidiaries, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): (i) shall purchase any Common Stock (or securities convertible into Common Stock) representing at least 40% of the total voting power of the then-outstanding securities of the Company for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of transactions), of securities of the Company representing 50% or more of the total voting power of the then-outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors; or

          (c) If, during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the entire Board and any new director whose election by the Board, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof.

          15.7 “Code” means the Internal Revenue Code of 1986, as amended.

          15.8 “Committee” means the Compensation Committee of the Board, as further described in Article 2.

          15.9 “Common Stock” means the common stock, par value $0.01 per share, of the Company.

          15.10 “Company” means Artesyn Technologies, Inc., a Florida corporation, and its successors.

          15.11 “Consultant” means the consultants, advisors and independent contractors retained from time to time by the Company and who are not otherwise deemed to be an Employee. Service as a Consultant shall be considered employment for all purposes of the Plan other than Section 4.2.

          15.12 “Employee” means a common-law employee of the Company, a Parent or a Subsidiary.

          15.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          15.14 “Exercise Price” means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Award Agreement.

          15.15 “Fair Market Value” means, as of the applicable date determined under the Plan terms or otherwise in the discretion of the Committee, the opening, closing, actual, high, low or average selling price of Common Stock, as reported on the composite tape or by NASDAQ/NMS System Statistics, as the case may be. If an applicable price of Common Stock cannot reasonably be determined as provided in the preceding sentence, the Fair Market Value of Common Stock shall be determined by the Committee in good faith on such basis as it deems appropriate. The determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

          15.16 “Holder” means an Employee Consultant of the Company, a Parent or a Subsidiary who has received an Award under the Plan.

          15.17 “ISO” means an incentive stock option described in Section 422(b) of the Code.

          15.18 “NSO” means a stock option not described in Sections 422 or 423 of the Code.

          15.19 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Stock.

          15.20 “Outside Director” means a member of the Board who is not an Employee.

          15.21 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 80% or more of the total combined voting power of all classes of stock in one or the other corporations in such chain. A corporation that attains the status of a parent on a date after the adoption of the Plan shall be considered a parent commencing as of such date.

          15.22 “Performance Awards” means Awards granted in accordance with Article 8.

          15.23 “Performance Goals” means one or more of the following metrics: operating income, operating profit (earnings from continuing operations before interest and taxes), return on net assets, earnings before taxes, depreciation and amortization, operating profit (earnings before depreciation and amortization), earnings per share, return on investment or working capital, return on stockholders’ equity, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital) and sales, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.

          15.24 “Plan” means this Artesyn Technologies, Inc. 2000 Performance Equity Plan, as amended and restated effective March 5, 2004, and as further amended from time to time.

          15.25 “Restricted Stock” means Common Stock awarded upon the terms and subject to the restrictions set forth in Article 7.

          15.26 “Restricted Stock Units” means Stock Units awarded upon the terms and subject to the restrictions set forth in Section 9.3(b).

          15.27 “Retirement” means the Holder’s termination of employment at or after attaining age 65 or early or normal retirement under a pension plan or arrangement of the Company, a Parent or a Subsidiary in which the Holder participates.

          15.28 “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

          15.29 “Stock Appreciation Rights” means awards granted in accordance with Article 5.

          15.30 “Stock Unit” means a unit of value, equal at any relevant time to the Fair Market Value of a share of Common Stock, established by the Committee as a means of measuring the value of an Holder’s Stock Unit Account, and shall include Restricted Stock Units.

          15.31 “Stock Unit Account” means the bookkeeping account maintained by the Committee on behalf of each Holder who is credited with Stock Units and dividend equivalents thereon pursuant to Section 9.3.

          15.32 “Stock Option Gain” means, with respect to the exercise of a NSO (whether an option granted under this Plan or any other plan sponsored by the Company), the number of shares of Common Stock issuable with respect to such exercise that exceed the number of shares of Common Stock delivered to the Company (or deemed delivered to the Company) as payment of the exercise price for such stock option.

          15.33 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 80% or more of the total combined voting power of all classes of stock in one or the other corporations in such chain. A corporation that attains the status of a subsidiary on a date after the adoption of the Plan shall be considered a subsidiary commencing as of such date.